Exhibit 10.2

BRUNSWICK CORPORATION
2003 STOCK INCENTIVE PLAN
(as amended July 27, 2009)
1.	Purpose

The purpose of the Brunswick Corporation 2003 Stock Incentive Plan is to provide incentives and rewards to (i) support the execution of the Corporation’s business and human resource strategies; (ii) provide for the compensation of Non-Employee Directors and (iii) more closely align the interests of Participants with those of the Corporation’s stockholders.

2.	Definitions

(a) “Award” includes, without limitation, shares of Stock, stock options, stock-settled stock appreciation rights, restricted and performance shares, restricted and performance units, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock.

(b) “Award Summary” means a written summary setting forth the terms and conditions of each Award made under this Plan.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Human Resources and Compensation Committee of the Board, in the case of Awards to Employees, or the Corporate Governance Committee of the Board, in the case of Awards to Non-Employee Directors, or such other committee as the Board may designate from time to time to administer this Plan; provided, however, that the Corporate Governance Committee or such other committee as the Board may designate to administer Awards to Non-Employee Directors shall be comprised solely of Non-Employee Directors.

(f) “Corporation” means Brunswick Corporation, a Delaware corporation.

(g) “Employee” means an employee of the Corporation or a Subsidiary.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the closing price on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or on the next preceding date on which a closing price was quoted.

(j) “Non-Employee Director” means any member of the Board who is not an Employee.

(k) “Participant” means a person who has been granted an Award under this Plan.

(l) “Plan” means this Brunswick Corporation 2003 Stock Incentive Plan.

(m) “Stock” means the common stock, $0.75 par value, of the Corporation.

(n) “Subsidiary” means any corporation or other entity in which the Corporation has a proprietary interest of more than 50 percent by reason of stock ownership or otherwise.

3.	Eligibility

Employees and Non-Employee Directors selected by the applicable Committee are eligible to receive Awards.

4.	Plan Administration

(a) Except as otherwise determined by the Board or specifically set forth herein, this Plan shall be administered by the Committee. The Committee shall determine the terms of Awards granted to Employees and Non-Employee Directors. The Committee shall, subject to the terms of this Plan, establish rules and regulations it deems necessary or desirable for Plan administration.

(b) To the extent permitted by applicable law, the Committee may designate others to carry out its responsibilities; provided, however, that neither may delegate its power and authority to others with regard to the selection for participation in this Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such person.

(c) The Committee shall have the authority at any time prior to a Change in Control (as defined in Section 12) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

(d) The Committee shall have authority to (i) interpret and construe the provisions of this Plan and the Award Summaries, and the application thereof, (ii) subject to Section 8(d), accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (iii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, (iv) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the terms and provisions of this Plan and any Award issued under this Plan (and any Award Summary or agreement relating thereto) and (v) make determinations pursuant to this Plan, which determinations shall be final, binding and conclusive on all persons.

(e) The members of the Board, the Committee, and any person to whom the Committee delegates any of its power and authority (i) shall not be liable for any action, omission, determination, interpretation or construction made in connection with this Plan in good faith, and (ii) shall be entitled to indemnification and reimbursement to the full extent permitted by applicable law, except as otherwise may be provided in the Corporation’s Certificate of Incorporation and/or By-Laws, as each may be amended from time to time, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

5.	Stock Subject To Provisions Of This Plan

Subject to adjustment as provided in Section 10, the Stock subject to the provisions of this Plan shall be:

(a)	13,000,000 shares of Stock, which may be either authorized but unissued Stock or Stock held as treasury stock;

(b)
Shares of Stock available, as of the effective date of this Plan, for future grants of awards under the Brunswick Corporation 1991 Stock Plan (the “1991 Plan”), which shares upon the effectiveness of this Plan shall no longer be available under the 1991 Plan; and

(c)
Shares of Stock represented by Awards under this Plan, awards under the 1991 Plan or awards under the Corporation’s 1997 Stock Plan for Non-Employee Directors (the “1997 Plan”) which are cancelled, forfeited, surrendered, terminated, paid in cash (in whole or in part) or expire unexercised, or which are underlying an Award that is exercised or settled for fewer than the total number of shares of Stock underlying the Award.

The Committee may determine that Awards may be outstanding that relate to more shares of Stock than the aggregate remaining available under this Plan so long as Awards will not in fact result in delivery of shares of Stock in excess of the number then available under this Plan. Notwithstanding the foregoing, no shares of Stock that are surrendered or tendered to the Corporation in payment of the exercise price of an Award or any taxes required to be withheld in respect of an Award shall again become available to be delivered pursuant to Awards under this Plan.

The total number of shares of Stock with respect to which Awards other than stock options and stock-settled stock appreciation rights may be granted under this Plan shall not exceed twenty-five percent (25%) of the number of shares of Stock identified in Sections 5(a) and 5(b). The maximum number of shares of Stock with respect to which stock options or stock-settled stock appreciation rights, or any combination thereof, may be granted under this Plan during any calendar year to any person shall be 1,000,000. Upon exercise of a stock option or stock-settled stock appreciation right, each share of Stock with respect to which such stock option or stock-settled stock appreciation right is exercised shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under this Plan as provided above, regardless of the number of shares of Stock actually delivered upon settlement of such stock option or stock-settled stock appreciation right.

6.	Awards Under This Plan

In addition to shares of Stock, the following types of Awards and other stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option.  A right to buy a specified number of shares of Stock at a fixed exercise price during a specified time, provided that the exercise price of any option shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant of the option. The exercise price of any option granted under this Plan may not be reduced or otherwise adjusted other than as provided in Section 10. No option shall be exercisable after the tenth anniversary of the date the option is granted.

(b) Stock-Settled Stock Appreciation Rights.  A right to receive shares of Stock with a Fair Market Value equal to the difference between the Fair Market Value of a specified number of shares of Stock on the exercise date and the base price of the stock appreciation right, provided that the base price of a stock appreciation right may not be less than 100 percent of the Fair Market Value of the Stock on the date of grant of the stock appreciation right. The base price of any stock appreciation right granted under this Plan may not be reduced or otherwise adjusted other than as provided in Section 10. No stock appreciation right shall be exercisable after the tenth anniversary of the date the stock appreciation right is granted.

(c) Restricted And Performance Shares.  A transfer of Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards for specified periods of time.

(d) Restricted And Performance Share Unit.  A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment, which unit may be paid in Stock, cash or a combination of both.

(e) Other Stock-Based Awards.  Other Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred compensation.

No Stock shall be issued pursuant to any Award unless consideration at least equal to the par value of the Stock has been received by the Corporation in the form of cash, services rendered or property.

7.	Award Summaries

Each Award under this Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement, subject to Section 4(d) and Section 9 of this Plan, between the Corporation and the Participant as to the terms and conditions of the Award.

8.	Other Terms and Conditions

(a) Assignability.  No Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or in accordance with guidelines established by the Committee, provided that no Award shall be assignable or transferable for value without approval of the Corporation’s stockholders.

(b) Rights As A Stockholder.  A Participant shall have no rights as a stockholder with respect to shares of Stock covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date. For the avoidance of doubt, except as specifically set forth in Section 10, in no event may any stock option or stock-settled stock appreciation right granted pursuant to this Plan provide the holder thereof with the right to receive any dividends or equivalent rights, whether payable on a current or deferred basis.

(c) Withholding.  Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Stock, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such Stock, or alternatively, a number of shares of Stock the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment, in each case, as determined in the Committee’s discretion; provided, however, that the number of shares of Stock so deducted may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.

(d) Vesting Policy.  The following vesting policy shall apply to Awards under this Plan:

i.	Any stock option or stock appreciation right may not become exercisable, in whole or in part, until the first anniversary of the date of grant.

ii.	Any Award, other than an Award of stock options or stock appreciation rights, that contains performance standards, may not vest, in whole or in part, before the first anniversary of the date of grant.

iii.
Any Award, other than an Award of stock options or stock appreciation rights that does not contain performance standards, may not vest faster than ratably over a three-year period commencing with the date of grant.

iv.	Vesting provisions established with respect to an Award will not be modified following the grant date except in accordance with sub-section (v) of this Section 8(d) below.

v.
The vesting provisions set forth in sub-sections (i) through (iv) of this Section 8(d) shall not apply to Awards to any Participant in lieu of a cash payment that would otherwise be paid to such Participant without vesting or performance conditions. This Section 8(d) also shall not preclude any Award under this Plan from providing for the acceleration of vesting or exercisability or the deemed satisfaction of performance conditions in connection with a Change in Control, or the death, disability or retirement of the Participant. The Committee may also accelerate or provide in the applicable Award Summary for the accelerated vesting of an Award in circumstances not contemplated by the preceding sentence or provide for a vesting schedule that is shorter than the minimum schedule contemplated by sub-sections (i) through (iv) in such circumstances as it may deem appropriate; provided, however, that in no event shall more than 10% of the total shares of Stock available for Awards to be granted pursuant to this Plan, as set forth in Section 5, be treated in such a manner.

9.	Amendments

The Board or the Committee may alter, amend, suspend or discontinue this Plan at any time or at any time prior to a Change in Control (as defined in Section 12) alter or amend any or all Award Summaries granted under this Plan to the extent permitted by law. Any such action may be taken without the approval of the Corporation’s stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including, without limitation, applicable stock exchange rules. Notwithstanding anything to the contrary in this Plan, no option or stock appreciation right may (i) be amended to decrease the exercise or base price thereof, (ii) be cancelled at a time when its exercise or base price exceeds the Fair Market Value of the underlying shares of Stock if the holder thereof is legally entitled, at the time of cancellation, to receive any Award, award under any other equity-compensation plan or any cash payment as a replacement for the cancelled option or stock appreciation right or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s stockholders. For the avoidance of doubt, an adjustment to the exercise price or base price of an option or stock appreciation right that is made in accordance with Section 10 below shall not be considered a reduction in exercise price or base price or “repricing” of such option or stock appreciation right.

10.	Recapitalization and Corporate Transactions

In the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure, the number and class of securities available under this Plan, the maximum number of securities available for Awards under this Plan, the number and class of securities subject to each outstanding stock option or stock appreciation right and the purchase price per security, the maximum number of securities with respect to which stock options or stock appreciation rights may be granted during any calendar year to any person, the number and class of securities subject to each outstanding Award, and the terms of each outstanding Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and stock appreciation rights without an increase in the aggregate purchase price; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In furtherance of this authorization, with respect to outstanding Awards, upon the occurrence of an event constituting an “equity restructuring” as defined under Statement of Financial Accounting Standards No. 123R with respect to shares of Stock, each Participant shall have a legal right to the equitable adjustment of the Participant’s outstanding Awards, with the manner of such adjustment to be determined by the Committee as provided in this Section 10.

In the event that the Committee determines that any Change in Control, reorganization, merger, consolidation, combination, repurchase or exchange of shares of Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Stock or other securities of the Corporation, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then, in addition to the adjustments described above, the Committee may (a) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding option or stock appreciation right, a cash payment to the holder of such option or stock appreciation right in consideration for the cancellation of such option or stock appreciation right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right, and (b) cancel and terminate any option or stock appreciation right having a per share exercise or base price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such option or stock appreciation right without any payment or consideration therefor.

The decision of the Committee regarding any such adjustment or cancellation shall be final, binding and conclusive.

11.	No Right To Participation or Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as provided herein or in any Award Summary issued hereunder.

12.	Change In Control

The term “Change in Control” of the Corporation means a change in the beneficial ownership of the Corporation’s voting stock or a change in the composition of the Board which occurs as follows:

i.
any Person other than a trustee or other fiduciary of securities held under an employee benefit plan of the Corporation or any of its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of stock of the Corporation representing 25 percent or more of the total voting power of the Corporation’s then outstanding stock and securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Clause (A) of paragraph (iii), below;

ii.
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least 75 percent of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii.
there is consummated a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75 percent of the combined voting power of the stock and securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Corporation representing more than 25 percent of the combined voting power of the Corporation’s then outstanding stock and securities; or

iv.
the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets other than a sale or disposition by the Corporation of all or substantially all of the assets to an entity at least 75 percent of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Corporation’s voting stock immediately prior to such sale.

As used in this Section 12, “Person” shall mean any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (1) any employee plan established by the Corporation, (2) the Corporation or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation. “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

13.	Governing Law

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Illinois.

14.	Supplemental Plans

The Board shall have the authority to adopt plans, supplemental to this Plan, covering Participants residing outside the United States.

15.	Savings Clause

This Plan is intended to comply in all aspects with applicable law and regulation. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

16.	Section 409A

It is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Corporation reserves the right to make amendments to any Award as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

17.	Effective Date and Term

This Plan was submitted to the stockholders of the Corporation for approval and was approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the Corporation’s 2003 annual meeting of stockholders. This Plan became effective as of the date of such approval. An amendment to this Plan was subsequently submitted to the stockholders of the Corporation for approval and was approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the Corporation’s 2006 annual meeting of stockholders. The amendment to this Plan to increase the number of shares of Stock authorized to be issued hereunder to the number set forth in Section 5(a) above will become effective upon approval of such increase by the affirmative vote of a majority of the votes cast on the proposed increase, provided that the total votes cast on the proposed increase represents over 50% in interest of all shares entitled to vote on the proposed increase. This Plan shall remain in effect until terminated by the Board.